UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

JunkieDog.com, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-55037 (Commission File Number)	27-0631947 (IRS Employer Identification No.)

121 North Commercial Drive

Mooresville, NC 28115

(Address of principal executive offices)

Registrant’s telephone number, including area code: (704) 902-5380

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

This current report on Form 8-K is filed by JunkieDog.com, Inc., a Nevada corporation (the “Company”), in connection with the items set forth below.

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 5, 2017, an Agreement For The Exchange of Stock (the “Exchange”) was entered into between the Company and the Grand Havana Master LLC (“GHM”), a Florida limited liability company, and the members of GHM, pursuant to which 50,000,000 shares of the Company’s common stock will be issued to the members of GHM in exchange for 100% of the Capital Shares of GHM. Upon completion of the Exchange, Grand Havana Master LLC will become the Company’s wholly-owned subsidiary and the members of GHM will own a ‘controlling interest’ in the Company representing 88% of the voting shares of the Company on a fully dilutive basis. Simultaneously upon the Closing of the Exchange, Mr. Roberto Luciano, the Company’s Chief Executive Officer, will return his 40,000,00 shares of the Company’s common stock for cancellation in exchange for certain assets of the business.

The foregoing description of the terms of the Exchange is qualified in its entirety by reference to the provisions of the document filed as Exhibits 10.1 to this report, which is incorporated by reference herein.

(2)

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2017, Roberto Luciano resigned all positions with the Company in accordance with the terms of the Exchange as set forth above. Mr. Luciano had no disputes with the Company.

On February 5, 2017, the following people were appointed as officers and directors of the Company in accordance with the Exchange:

Robert Rico, Chief Executive Officer.

Robert Rico was a consultant to Grand Havana prior to the Company’s acquisition. Mr. Rico was CEO of Pleasant Kids, a specialized beverage company, with oversight of the company’s business development. Prior to GH, Robert was managing director, Alchemist Funds, There was a team leader for Financial Services, composed of numerous professionals covering investment banks, commercial banks, consumer finance. For seven years prior, he was managing director of RR Investments Group. where he advised companies in corporate finance and M&A transactions.

Mr. Rico has managed over 40 transactions, including the IPO of VIVA Entertainment , a tech-media company, and the sale of Expert Group (Corespondent Lending  Company).

Tanya Bredemeier, Chairwoman

Tanya Bredemeier is a founder and Chief Operating Officer of Grand Havana’s retail hotel kiosks and wholesale division in Miami Beach, Florida. She opened Grand Havana with her partners in 2015, bringing more than 20 years of retail business ownership and management expertise.

Prior to joining Grand Havana, Tania Bredemeier built, owned and operated her own luxury retail apparel store for 10 years. Her skills previously were in the luxury fine jewelry business with retail store management and sales for 8 years. Her excellent entrepreneurial skills allow her to focus on leadership, branding, innovation, detail awareness and exceptional customer service.

Steve Polisar, Director

Steve Polisar is currently a practicing attorney, specializing in hospitality issues. He attended Michigan State University on a full baseball scholarship and was the Batting Championship of his Senior year. After Graduation, he was accepted into the University of the Pacific School of Law in Sacramento, California. US Supreme Court Justice Anthony Kennedy was his Constitutional Law Professor. Mr. Polisar was admitted to the Florida Bar in 1975.

Subsequently opened and built the first sidewalk café on Ocean Drive, South Beach in 1988. Simultaneously was co-chairing the Ocean Drive Association. Thereafter in 2002, based on extensive experience, was asked by the Mayor and City Commission of the City of Miami Beach to chair the Nite Life Task Force which negotiated various issues regarding the hospitality industry between public officials and private sector.

Louis Bustello, Chief Operating Officer

Louis Bustello is the former president of Bustelo Coffee and has 50 years learning the US coffee business. He was one of the builders of the Cuban espresso market in Florida.

Mr. Bustello built his career at the now 80-year-old Spanish immigrant founded company that bears his family's name. The company was later bought by transnational corporations and became the US Latino coffee market leader for years, while Luis served as president and became an expert in the corporate-style American coffee business.

Jorge Moreno, Chief Marketing Officer

Jorge Moreno is an American born musician, composer, producer and restaurant owner of Cuban descent. Born and raised in Miami, Florida, his parents emigrated from Cuba to Miami during the dictatorship of Fidel and Raul Castro.

Moreno opened a Production company on South beach named Beach Pictures focusing on Docu-Reality content. He has produced content for MTV, CURRENT TV, TLC and the CW. He was creator and Executive producer of the summer series "The Catalina" based on the real life employees of the popular South Beach hotel.

In 2013, Moreno opened a bar restaurant called Moreno's Cuba, a 1950's style speakeasy bar and cafe at the Riviera Hotel and Suites on South Beach.The restaurant has been voted in top 5 Cuban restaurants in Miami by Haute Living magazine and voted "Best hidden gem on South Beach" by New Times Magazine.

In addition to his many talents, Moreno is the founder of the new social media video app named "Videoo".

(3)

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1 Plan of Exchange between the Company and the Grand Havana Master LLC

(4)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JunkieDog.com, Inc.

Date: February 7, 2017	By: /s/ Robert Rico
Chief Executive Officer